UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2022

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.
On March 28, 2022, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), completed the sale of servicing rights relating to certain single family mortgage loans (“MSRs”) serviced for the Government National Mortgage Association (“Ginnie Mae”) with an aggregate unpaid principal balance of approximately $1.8 billion (the “Ginnie Mae Servicing Rights”) to an approved Ginnie Mae issuer.
On March 31, 2022, HPF completed the sale of MSRs serviced for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac,” and together with Fannie Mae, the “Agencies”) with an aggregate unpaid principal balance of approximately $31.3 billion (the “Agency Servicing Rights” and, together with the Ginnie Mae Servicing Rights, the “Servicing Rights”) to an approved Agency seller and servicer.
The total purchase price for the Servicing Rights was approximately $394.5 million, which is subject to certain customary holdbacks and adjustments. The sale represents approximately 25.7% of the Company’s total mortgage servicing portfolio as of December 31, 2021. The Agencies and Ginnie Mae, as applicable, consented to the transfers of the Servicing Rights.
Cautionary Note on Forward-Looking Statements
This communication contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to potential purchase price holdbacks and adjustments and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in Part I, Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed on March 17, 2022. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated by forward-looking statements include, among others: (1) the effects of the COVID-19 pandemic on the Company’s business; (2) the dependence of HPF’s loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; (3) counterparty risk; (4) the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; (5) HPF’s ability to detect misconduct and fraud; (6) risks associated with higher risk loans that HPF services; (7) risks associated with HPF’s acquisition of mortgage servicing rights; and (8) the impact of HPF’s counterparties terminating HPF’s servicing rights under which HPF conducts servicing activities. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Readers are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. Except as otherwise required by law, the Company does not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: April 1, 2022

	By:	/s/ Maria N. Fregosi

	Name:	Maria N. Fregosi
	Title:	Chief Investment Officer